UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

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[ ]	Fee paid previously with preliminary materials.

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March 31, 2005

Dear Shareholder:

You are cordially invited to the Annual Meeting of Shareholders of Connecticut Water Service, Inc., scheduled to be held on May 11, 2005, at the Hilton Southbury, 1284 Strongtown Road, Southbury, Connecticut, beginning at 2:00 PM. If you plan to attend, please call 1-800-428-3985, Extension 3012, and leave your name, address, and telephone number. Directions to the Hilton Southbury are printed on the back of the proxy statement. Your Board of Directors and executive officers look forward to personally meeting you.

At the meeting, you will be asked to elect four directors and ratify the appointment of independent auditors for the calendar year ending December 31, 2005.

In addition to the specific matters to be voted on, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest to shareholders. Important information is contained in the accompanying proxy statement which you are urged to carefully read.

It is important that your shares are represented and voted at the meeting, regardless of the number you own or whether you attend. Accordingly, please vote by mail, telephone, or internet. It is also very helpful to us if you would call and let us know if you plan to attend.

Your interest and participation in the affairs of the Company are appreciated.

Sincerely,

Marshall T. Chiaraluce
Chairman, President and CEO

CONNECTICUT WATER SERVICE, INC.

Notice of Annual Meeting of Shareholders

Hilton Southbury, 1284 Strongtown Road, Southbury, Connecticut

     Notice is hereby given that the Annual Meeting of Shareholders of Connecticut Water Service, Inc. (the “Company”) will be held on May 11, 2005, at 2:00 PM, at the Hilton Southbury, 1284 Strongtown Road, Southbury, Connecticut, for the following purposes:

1.	to elect four (4) directors;

2.	to ratify the appointment of PricewaterhouseCoopers LLP, independent public accountants, as independent auditors for the Company for the calendar year ending December 31, 2005;

3.	to transact such other business as may properly come before the meeting.

     Only holders of the Company’s Common Stock and its Cumulative Preferred Stock—Series A of record at the close of business on March 16, 2005 are entitled to notice of and to vote at this meeting.

     Shareholders are welcome to attend the meeting in person.

By order of the Board of Directors,

Michele G. DiAcri, Secretary

March 31, 2005

i

Connecticut Water Service, Inc.

Proxy Statement

Annual Meeting of Shareholders

May 11, 2005

General Information

     The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the Hilton Southbury, 1284 Strongtown Road, Southbury, Connecticut, at 2:00 PM.

Voting of Shares

     Only holders of the Company’s Common Stock and its Cumulative Preferred Stock—Series A of record at the close of business on March 16, 2005 are entitled to notice of and to vote at the meeting. On March 16, 2005, the Company had outstanding 8,000,241 shares of Common Stock, 15,000 shares of Cumulative Preferred Stock—Series A, $20 par value, and 29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of Common Stock is entitled to three votes and each share of Cumulative Preferred Stock—Series A is entitled to one vote on all matters coming before the meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value, have no general voting rights.

     Whether or not you plan to attend the meeting, please use one of three voting options:

•	Mail - You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominees and mail it in the envelope provided.

•	Telephone - If you live in the U.S. or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

•	Internet - If you have internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

     You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a later-dated proxy, submitting a later vote by telephone or computer, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously-granted proxy to be revoked, unless you specifically request it. You may change your proxy instructions for beneficially held shares by submitting new voting instructions to your broker or nominee.

     Under Connecticut law, adoption of Proposal (1), the election of directors, requires a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the meeting. Adoption of Proposal (2), ratification of the Company’s independent auditor, requires the affirmative vote of a majority of the shares present in person or by proxy and voting at the meeting.

     Votes withheld and “broker non-votes” will not be counted as votes cast for or against any of the Proposals, but the withheld and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. If your shares are held by a broker or other nominee, your broker or nominee can vote on your behalf of Proposals 1 and 2.

     Proxy solicitation costs will be paid by the Company. In addition to this solicitation by mail being made initially on or about March 31, 2005, officers and regular employees of the Company may make solicitations by telephone, mail, or personal interviews, and arrangements may be made with banks, brokerage firms, and others to forward proxy material to their principals. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $4,500, plus expenses, which will be paid by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16 of the Securities Exchange Act of 1934, directors, officers and certain beneficial owners of the Company’s equity securities are required to file reports of their transactions in the Company’s equity securities with the Securities and Exchange Commission on specified due dates. In 2004, reports of transactions by all directors, officers and such beneficial holders were timely filed, except a late filed Form 4 for Thomas R. Marston on October 21, 2004. In making this statement, the Company has relied on the written representations of its directors, officers, and five percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that Mesdames Hanley, Hincks, Thibdaue, and Wallace and Messrs. Kachur, Lengyel, Lentini, Neal, Reeds, and Wilbur are independent directors under the listing standards of the Nasdaq Stock Market, Inc. Mr. Chiaraluce, an employee of the Company, and Mr. Engle, who has a consulting contract with the Company, are not considered independent directors.

Code of Conduct

Annually, employees are sent the Company’s Code of Conduct. Thereafter, each employee acknowledges their understanding and compliance with the code, including the establishment of a Company hotline for reporting Code of Conduct violations. To date, the Company hotline has received no reports of conduct violations. In addition to the Code of Conduct, the Board has adopted an additional Code of Conduct as a result of the Sarbanes-Oxley Act of 2002.

The Board promotes honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company; and compliance with applicable governmental laws and regulations and the Company’s own governing documents.

The public can access the Company’s Code of Conduct on the Company’s Internet website (www.ctwater.com) or by contacting the Company at the address appearing on Page 25.

Committee Charters

The Audit, Compensation, and Corporate Governance Committees of the Board have adopted written charters. The Audit Charter was most recently revised on March 11, 2005, and is included as Appendix A hereto. Shareholders and the public can obtain copies of charters of the Compensation and Corporate Governance Committees at the Company’s website or by contacting the Company at the address appearing on Page 25.

Board and Committee Membership and Attendance

The Company’s Board of Directors met five times during 2004 and conducts regular executive sessions of outside directors without management present. In addition, the Company has a number of committees; their composition and functions in 2004 follows. In 2004, each director attended at least 90% of the aggregate number of meetings of the Board and Committees on which they served. All directors attended the 2004 Annual Meeting of Shareholders. Directors are expected, but not required, to attend the 2005 Annual Meeting of Shareholders.

Committees	Committee Meetings and Functions
Audit Marcia L. Hincks (Chairman) Ronald D. Lengyel Arthur C. Reeds Lisa J. Thibdaue Carol P. Wallace	Meetings: 4, plus 5 conference calls
Oversees the activities, procedures, and recommendations of the independent auditors of the Company and The Connecticut Water Company, and annually appoints independent auditors for the upcoming year.
Compensation Marcia L. Hincks David A. Lentini Robert F. Neal (Chairman) Donald B. Wilbur	Meetings: 1
Determines officer compensation and the promotion and hiring of officers, reviews Company fringe benefit plans other than retirement plans, and administers the Company’s Performance Stock Programs.
Corporate Governance Mary Ann Hanley Ronald D. Lengyel Arthur C. Reeds Donald B. Wilbur (Chairman)	Meetings: 1 Reviews the qualifications and independence standards of director nominees and makes recommendation to the Board, and reviews the overall effectiveness of the Board.
Executive Marcia L. Hincks Robert F. Neal Arthur C. Reeds Donald B. Wilbur	Meetings: 2 Acts on behalf of the Board whenever the Board is not in session and recommends chief executive officer succession.
Pension Trust and Finance Mark G. Kachur David A. Lentini Robert F. Neal Arthur C. Reeds (Chairman) Carol P. Wallace	Meetings: 4
Reviews the Pension Trust Fund of The Connecticut Water Company Employee Retirement Fund, the employee Savings Plan (401(k)), the VEBA Trust Fund for retiree medical benefits, and the Supplemental Executive Retirement Program, reviews and determines actuarial policies and investment guidelines, selects the investment managers, and makes recommendations to and advises the Board of Directors on financial policy issues and the issuance of securities.
Strategic Planning Roger Engle Mary Ann Hanley Marcia L. Hincks Mark G. Kachur Robert F. Neal Lisa J. Thibdaue Donald B. Wilbur	Meetings: 1 Oversees the preparation and implementation of the Company’s Strategic Plan.

Director Compensation

     Since the Boards of Directors of the Company and The Connecticut Water Company are identical, regular meetings of each are generally held on the same day. Following is the current listing of fees paid to Board members.

	Fee for each regular		Annual
	meeting of the Board and		retainer for	Annual retainer
	each regular and special	Fee for each special	each Board	for committee
Company	committee meeting	meeting of the Board	Member	chairs

Connecticut Water Service, Inc.	$250	$300	None	None

The Connecticut Water Company	$450	$500	$6,000	$1,000

     Mr. Chiaraluce, Chairman, President, and Chief Executive Officer, receives the same retainer and meeting fees as other directors; he does not receive a fee for committee meetings. Mr. Chiaraluce’s retainer and meeting fees are included in the Summary Compensation Table on Page 15. Directors who are not officers are not entitled to retirement benefits from the Company.

     Pursuant to a Directors Deferred Compensation Plan, the Directors of the Company and The Connecticut Water Company may elect to defer receipt of all or a specified portion of the compensation payable to them for services as Directors until after retiring as Directors. Any amounts so deferred are credited to accounts maintained for each participating Director, and interest at an annual rate of 10.74% is currently credited on a monthly basis to all deferred amounts. Distribution of amounts deferred and accumulated interest may be made, at the election of each participating Director, in a lump sum or in annual installments over a period of years specified by the Director, such distribution to commence in the year following the year in which the individual ceases to be a Director. In 2004, one Director has elected to participate in the Plan. Four of the Company’s retired directors are currently receiving payments under the Plan.

Mandatory Retirement

According to the Company’s Bylaws, no director shall be eligible for re-election as a director of the Company after such director has attained the age of 70.

Minimum Stock Ownership

Each Board member is required to own at least 200 shares of Connecticut Water Service, Inc. common stock.

The Board Nomination Process

     The Corporate Governance Committee identifies director nominees based primarily on recommendations from management, Board members, shareholders, and other sources, such as water industry and state industry associations. All candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates. The Committee recommends to the Board nominees that are independent and possess qualities such as personal and professional integrity, sound business judgment, and utility, financial, or political expertise. The Committee also considers age and diversity (broadly construed to mean a variety of opinions, perspectives, personal, and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics) in making its recommendations for nominees to the full Board. In addition, the Committee considers whether potential director nominees live in The Connecticut Water Company’s service regions in sufficient numbers to satisfy the representation requirements of Connecticut Statute 16-62a, and also evaluates other factors that it may deem are in the best interests of the Company and its shareholders. The Committee may, under its charter, retain at the Company’s expense one or more search firms to identify potential board candidates. The Committee does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Shareholder Recommendations

     Shareholders recommending director nominees may submit the name and biographical information of any person to the Corporate Secretary at the address listed on Page 25. The Corporate Secretary will pass such shareholder recommendations onto the Chairman of the Corporate Governance Committee for consideration. The shareholder will be informed of the status of his/her recommendation after it is considered by the Corporate Governance Committee.

     Pursuant to the Company’s Bylaws, nominations for directors may be made by any shareholder entitled to vote for the election of directors at the meeting who complies with the following procedures. A nomination by a shareholder shall be made only if a shareholder has given proper and timely notice in writing to the Secretary of the Company of a shareholder’s intent to make such nomination. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the General Offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders called for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders. Each notice must set forth: (a) the name and address of the person or persons to be nominated; (b) the name and address, as they appear on the Company’s books, of the shareholder making such nomination; (c) the class and number of shares of the Company which are beneficially owned by the shareholder; (d) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Company if so elected. Any notice of nominations for consideration at the 2006 Annual Meeting must be received by the Company’s Secretary by the close of business on January 2, 2006. The presiding officer at the meeting shall determine if the facts warrant a determination that such nomination was not made in accordance with the provisions of the Company’s Bylaws, and if the officer should so determine, he shall so declare to the meeting and any nominations not properly made shall be disregarded.

The 2004 Nomination Process

     The Corporate Governance Committee met on October 6, 2004 to consider the renomination of directors Hanley, Kachur, Lengyel, and Lentini whose terms expire at the 2005 Annual Meeting of Shareholders. The Committee reviewed the attendance, performance, and independence of these directors, but determined to withhold the Committee’s recommendation of these directors as director nominees to the Board in order to allow interested shareholders to make either (i) recommendations to the Committee for director nominees to be considered by the Board for inclusion on the Company’s proxy card, or (ii) formal director nominations, which, pursuant to the Company’s Bylaws procedures (described above) were due by December 24, 2004. The Committee received a formal shareholder self-nomination for director candidate in accordance with the Bylaw procedures. The Corporate Governance Committee reviewed the self-nominee’s qualifications. Thereafter, the Chairman of the Committee and the Chairman of the Board met with the self-nominee. After consideration of all candidates, the Committee recommended to the Board, and the Board approved, that the number of Board members should remain at 12 and that Ms. Hanley and Messrs. Kachur, Lengyel, and Lentini be submitted to shareholders as the Company’s director nominees.

Communications with Directors

     Any shareholder wishing to communicate with a director may do so by contacting the Company’s Corporate Secretary, at the address and telephone number listed on Page 25, who will pass to the director a written, e-mail, or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Certain Relationships and Related Transactions

     Mr. Engle retired as President of Crystal Water Utilities Corporation/The Crystal Water Company of Danielson on December 31, 1999, having served in that position since 1978. As part of the arrangements relating to the Company’s acquisition of Crystal Water Utilities Corporation/The Crystal Water Company of Danielson on September 29, 1999, the Company entered into an employment/ consulting agreement with Mr. Engle which covered his employment for the three-month period prior to his retirement and which provides that, beginning January 1, 2000, Mr. Engle will receive a $16,000 annual consulting fee from The Crystal Water Company of Danielson. This consulting agreement will terminate on the earlier of December 31, 2009 or Mr. Engle’s death or resignation. Upon completion of the consulting agreement, Mr. Engle will receive a $16,000 annual supplemental retirement benefit until his death. In addition, Mr. Engle receives health insurance benefits of approximately $9,271 under an employment/consulting agreement which amount is paid by the Company.

     CUNO, Inc., a filter manufacturer for which Mr. Kachur serves as President and Chief Executive Officer, made payments of $334,479 to the Company during 2004 for water services provided to CUNO during the year. CUNO paid the Company’s prevailing rates for water services. In addition, during 2004 the Company paid $1,704,859 to Northeast Utilities, for which Ms. Thibdaue serves as a Vice President, for electric utility services. The Company paid Northeast Utilities prevailing rates for electric utility services.

Security Ownership of Certain Beneficial Owners and Management

     The following table lists, to the Company’s knowledge, the ownership of the Company’s Common Stock and the nature of such ownership for each Director and nominee for Director, for each executive officer named in the Summary Compensation Table, for all executive officers and Directors of the Company as group, and for each person who beneficially owns in excess of 5 percent of the outstanding shares of any class of the Company’s voting securities. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of March 16, 2005 and assumes that shares which the named person has a contractual right to acquire within 60 days have been acquired and are outstanding.

Directors and Executive Officers’ Stock Ownership

Name of Beneficial Owners	Total Amount	Percent of
(* denotes non-employee Director)	Beneficially Owned	Class
David C. Benoit (1)	33,988	*	*
Marshall T. Chiaraluce (2)	124,336	*	*
Roger Engle*	11,571	*	*
Mary Ann Hanley*	1,350	*	*
Marcia L. Hincks*	1,561	*	*
Mark G. Kachur*	200	*	*
David A. Lentini*	2,000	*	*
Ronald D. Lengyel*	1,125	*	*
Thomas R. Marston (3)	14,028
James R. McQueen (4) Retired 12/31/04	25,756	*	*
Robert F. Neal*	1,500	*	*
Terrance P. O’Neill (5)	23,414	*	*
Arthur C. Reeds*	1,500	*	*
Lisa J. Thibdaue*	700	*	*
Carol P. Wallace*	200	*	*
Maureen P. Westbrook (6)	35,219	*	*
Donald B. Wilbur (7)	4,076	*	*
Directors and Officers as a Group	282,524	*	*

The above ownership individually or as a group is less than 5% of the outstanding shares of Connecticut Water Service, Inc.

**	indicates ownership of less than 1% of the class of securities.

(1)	Includes 5,289 unrestricted performance share units, 439 restricted performance share units, 26,085 exercisable stock options under the Company’s Performance Stock Program, and 2,175 directly-owned shares.

(2)	Includes 32,247 unrestricted performance share units, 5,448 restricted performance share units, 73,979 exercisable stock options under the Company’s Performance Stock Program, 10,207 directly-owned shares, and 2,455 shares in the Company’s 401(k) plan.

(3)	Includes 388 shares of restricted stock and 11,758 exercisable stock options under the Company’s Performance Stock Program, 994 directly-owned shares, and 888 shares in the Company’s 401(k) plan.

(4)	Includes 8,662 unrestricted performance share units and 17,134 exercisable stock options under the Company’s Performance Stock Program.

(5)	Includes 962 unrestricted performance share units, 484 restricted performance share units, and 20,708 exercisable stock options, and 1,260 directly-owned shares.

(6)	Includes 2,443 unrestricted performance share units, 775 restricted performance share units, and 29,358 exercisable stock options under the Company’s Performance Stock Program, 2,643 directly-owned shares, and 810 shares in the Company’s 401(k) plan.

(7)	Mr. Wilbur’s spouse owns 4,076 shares.

Other Security Holders

The Company knows of no person who has or shares voting and/or investment power with respect to more than 5 percent of the shares of Connecticut Water Service Common Stock or Connecticut Water Service Preferred A Stock.

PROPOSAL (1) – ELECTION OF DIRECTORS

     The Company’s Amended and Restated Certificate of Incorporation provides for a Board of no less than nine or more than fifteen directors, the exact number of directorships to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. The directors are divided into three classes, I, II and III, as nearly equal in number as practicable, with members to hold office until successors are elected and qualified. Each class is to be elected for a three-year term at successive annual meetings.

     The Corporate Governance Committee recommended, and the Board of Directors selected, the four nominees listed below for election; all are regularly-elected Class II nominees. Of the remaining directors, the Class I terms of Directors Chiaraluce, Hincks, Neal, and Reeds will expire in 2007. The Class III terms of Directors Engle, Thibdaue, Wallace, and Wilbur will expire in 2006. The Board of Directors has determined to fix the number of directorships for the ensuing year at twelve. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     Unless otherwise directed, it is intended that the enclosed proxy will be voted for the election of Mary Ann Hanley, Mark G. Kachur, Ronald D. Lengyel, and David A. Lentini.
If any nominee is unable or declines to serve, the persons named in the proxy may vote for some other person(s).

Class I – Directors Continuing in Office Whose Terms Expire in 2007.

Marshall T. Chiaraluce, age 62, has been a director since 1992. He is Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

Marcia L. Hincks, age 69, presently serves on the Audit (Chairman), Compensation, Executive, and Strategic Planning Committees and has been a director since 1983. She retired as Vice President and Senior Counsel of Aetna Life & Casualty in December 1993.

Robert F. Neal, age 70, presently serves on the Compensation (Chairman), Executive, Pension Trust and Finance, and Strategic Planning Committees and has been a director since 1990. He retired as Senior Vice President-Network Services of Southern New England Telecommunications Corporation in June 1994.

Arthur C. Reeds, age 60, presently serves on the Audit, Corporate Governance, Executive, Pension Trust and Finance (Chairman) Committees and has been a director since 1999. He is also a Trustee of USAllianz Variable Insurance Products Trust, a mutual fund group affiliated with Allianz Life Insurance Company of North America. He was Senior Investment Officer of the Hartford Foundation for Public Giving September 2000 until January 2003. From August 1999 to March 2000, he served as the CEO and as a Director of Conning Corporation, an investment banking firm. He was the Chief Investment Officer at Cigna Corporation until his retirement from Cigna in November 1997.

Class II – Nominees for Election at this Meeting for Terms Expiring in 2008.

Mary Ann Hanley, age 47, presently serves on the Corporate Governance and Strategic Planning Committees and has been a director since 1999. She is Assistant to the President of St. Francis Hospital & Medical Center and Director of The Valencia Society, the endowment fund for the hospital. From January 1995 to February 1998, she was legal counsel to the Governor’s Office, State of Connecticut.

Mark G. Kachur, age 61, presently serves on the Pension Trust and Finance and Strategic Planning Committees. He has been Chairman, President and Chief Executive Officer of CUNO, Inc. (filter manufacturer) since 1997.

Ronald D. Lengyel, age 66, presently serves on the Audit and Corporate Governance Committees and has been a director since 1999. He is Chairman of the Board and Director of Naugatuck Valley Savings & Loan, SB.

David A. Lentini, age 58, presently serves on the Compensation and Pension Trust and Finance Committees and has been a director since 2001. He currently is Chairman, President and Chief Executive Officer of The Connecticut Bank and Trust Company. He retired in December 2001 as Senior Vice President of Webster Bank where he had served since December 1999. From May 1993 to November 1999, he was President, Chief Executive Officer and Chairman of New England Community Bancorp, Inc., a multi-bank holding company.

Class III – Directors Continuing in Office Whose Terms Expire in 2006.

Roger Engle, age 66, serves on the Strategic Planning Committee and has been a director since 2000. He retired as President of Crystal Water Utilities Corporation/The Crystal Water Company of Danielson in January 2000. He also is a Director of the Savings Institute of Willimantic, Connecticut, a mutual savings bank.

Lisa J. Thibdaue, age 52, serves on the Audit and Strategic Planning Committees and has been a director since 2000. She has been the Vice President, Regulatory and Government Affairs, at Northeast Utilities Service Company since January 2005. From January 1, 1998 to December 31, 2004, she was Vice President, Rates, Regulatory Affairs and Compliance at Northeast Utilities Service Company.

Carol P. Wallace, age 50, presently serves on the Audit and Pension Trust and Finance Committees. She has been President and Chief Executive Officer of Cooper-Atkins Corporation, a manufacturer of temperature acquisition instruments, since 1994. She is also a Director of Liberty Bank and a Commissioner of the Connecticut State Ethics Commission.

Donald B. Wilbur, age 63, presently serves on the Compensation, Corporate Governance (Chairman), Executive, and Strategic Planning Committees and has been a director since 1993. He retired as the Plant Manager of Unilever HPC, USA, a personal products manufacturer, on December 31, 2002. He is a Director of Middlesex Hospital and a Director of Liberty Bank.

     With the exception of Mr. Reeds, who retired from The Hartford Foundation for Public Giving in January 2003, and Mr. Lentini, who was formerly President/CEO and Chairman of New England Community Bancorp, Inc. from May 1993 to November 1999, each director listed above has had the same employment for more than the past five years either in the position indicated or in other similar or executive capacities with the same company or a predecessor.

AUDIT COMMITTEE REPORT

     On March 11, 2005, the Board of Directors revised its written charter for the Audit Committee of the Company. (See Appendix A.) The Board has determined that each member of the Audit Committee qualifies as an “independent director” for purposes of the Nasdaq’s Listing Standards and also has determined that Carol P. Wallace is a “financial expert” as defined under rules of the Securities and Exchange Commission. In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended December 31, 2004 (the “audited financial statements”), the Audit Committee performed the following functions:

•	The Audit Committee reviewed and discussed with senior management and PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements, management’s report on the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s evaluation of the Company’s internal control over financial reporting.

•	The Audit Committee also met with Grant Thornton LLP and BlumShapiro LLP accounting firms retained by the Company to assist in its compliance with Section 404 of the Sarbanes Oxley Act of 2002, including the Public Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding PricewaterhouseCoopers LLP’s audit of internal control over financial reporting.

•	The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

•	The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and discussed with PricewaterhouseCoopers LLP its independence from the Company, including whether the provision of non-audit services by PricewaterhouseCoopers LLP to the Company is consistent with maintaining the auditors’ independence.

Based upon functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE
Marcia L. Hincks (Chairman)
Ronald D. Lengyel
Lisa J. Thibdaue
Carol P. Wallace
Arthur C. Reeds

PROPOSAL (2) – RATIFICATION OF APPOINTMENT OF AUDITORS

Principal Accountant’s Fees and Services

     During fiscal year 2004, the Company retained its principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts. During fiscal year 2004, the Company also retained Grant Thornton LLP and BlumShapiro LLP to assist in its compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and paid these firms fees of $85,455 and $366,197, respectively.

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for those fiscal years were $103,400 and $348,505, respectively. Included in the 2004 amount are $245,211 in fees related to

Sarbanes Oxley Act Section 404 requirements for auditor certification of management’s report on the effectiveness of the Company’s internal controls over financial reporting.

Audit Related Fees

     PricewaterhouseCoopers LLP performed audit related professional services as follows:

	2004	2003
Audit of Benefit Plans	$18,000	$18,000
Preparation of Form 5500’s	6,820	6,500
Form S-8 Registration Statement	1,650	-0-
Letter of Inclusion for Debt Issuance	-0-	4,000
Bond Refinancing	4,035	-0-
Total	$30,505	$28,500

All Other Fees

In addition to the services and fees stated above, PricewaterhouseCoopers LLP billed the Company for the following.

	2004	2003
Tax Services Fee	$5,250	$5,000
Out-of-Pocket Expenses	$13,900	$6,600

In accordance with its charter, the Audit Committee pre-approved all audit and non-audit fees for 2004 and 2003 listed above.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting of Shareholders, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (2).

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and awards under all of the Company’s existing equity compensation plans as of December 31, 2004. The table also includes information about the Company’s other equity compensation plans previously adopted without shareholder approval.

				Number of securities
				remaining available for
	Number of securities to		Weighted average	issuance under equity
	be issued upon exercise		exercise price of	compensation plans
	of outstanding options,		outstanding options,	(excluding securities
Plan category	warrants and rights		warrants, and rights	reflected in column (a))
Equity compensation plans approved by security holders (1)	310,664	(2)	$22.85	692,333
Equity compensation plans not approved by security holders (3)	-0-		N/A	652,713
Total	310,664		$22.85	1,345,046	(4)

(1)	Includes the Company’s 1994 Performance Stock Program, amended and restated as of April 26, 2002 and the 2004 Performance Stock Program, approved by shareholders on April 23, 2004.

(2)	Includes 7,279 performance shares which are excluded from the weighted average exercise price calculation.

(3)	Includes the Dividend Reinvestment and Common Stock Purchase Plan (DRIP), amended and restated as of November 15, 2001. Under the plan, customers and employees of the Company and holders of Common Stock who elect to participate may automatically reinvest all or specified percentages of their dividends in additional shares of Common Stock and may also make optional cash payments of up to $1,000 per month to purchase additional shares of Common Stock. The Company may issue shares directly to the Plan’s agent in order to meet the requirements of the plan, or may direct the agent administering the Plan on the Company’s behalf to buy the shares on the open market at its discretion. 1,500,00 shares have been registered with the Securities and Exchange Commission for that purpose. Under the Plan, 847,287 shares have been issued by the Company as of December 31, 2004. From late 1996 to January 31, 2004, the Plan’s agent purchased shares on the open market. Since February 2004, the Plan’s agent credits Plan participants with shares issued by the Company from the DRIP reserve.

(4)	Revised to reflect all shares previously reserved by the Company’s Board of Directors and shares resulting from the Company’s 2001 3-for-2 stock split.

Management Compensation

The following tabulation sets forth the total compensation paid by the Company and The Connecticut Water Company during 2004, 2003, and 2002 to each of the executive officers, including the Chief Executive Officer of the Company, receiving more than $100,000 aggregate compensation in 2003. The Company has no employees. All officers are employees of The Connecticut Water Company and all of their compensation is paid by The Connecticut Water Company.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

					Other	Restricted			All
					Annual	Perform-	Securities	Cash	Other
					Compen-	ance Share	Underlying	Units	Comp-
Name & Principal				Bonus	sation	Awards ($)	Options	($)	ensation
Position	Year	Salary ($)		($)	($) (1)	(2)	(#)(3)	(2)	(4)

Marshall T. Chiaraluce,	2004	331,100	(5)	-0-	4,100	76,423	-0-	-0-	5,836
Chairman, President/	2003	323,000	(5)	-0-	4,000	88,736	10,763	-0-	4,168
CEO	2002	296,550	(5)	-0-	4,000	123,493	11,718	-0-	5,255

David C. Benoit,	2004	174,200		-0-	3,484	10,105	-0-	23,268	6,065
VP-Finance/CFO	2003	170,000		-0-	3,400	11,938	5,209	43,859	4,374
	2002	168,000		-0-	3,360	14,148	5,671	21,500	4,411

Thomas R. Marston, VP,	2004	127,147		-0-	2543	3,046	-0-	12,750	-0-
Planning & Treatment	2003	114,075		-0-	2,282	3,595	-0-	12,302	-0-
	2002	109,700		-0-	2,194	4,264	-0-	17,269	-0-

James R. McQueen,	2004	167,100	(6)	-0-	3,342	27,796	-0-	5,504	6,521
VP, Engineering &	2003	163,000		-0-	3,260	26,320	4,593	24,172	4,810
Planning	2002	156,500		-0-	3,130	31,219	5,001	4,993	5,977

Terrance P. O’Neill,	2004	166,600		-0-	3,332	11,146	-0-	18,013	-0-
VP, Operations	2003	162,500		-0-	2,625	13,146	4,593	36,258	-0-
	2002	157,000		-0-	3,140	15,588	5,001	16,616	-0-

Maureen P. Westbrook,	2004	174,200		-0-	3,484	17,823	-0-	10,508	1,681
VP, Administration &	2003	170,000		-0-	3,400	32,218	4,593	14,503	1,079
Government Affairs	2002	159,000		-0-	3,180	18,708	5,001	9,628	777

(1)	Employer matching contributions under The Savings Plan of the Connecticut Water Company (401(k)).

(2)	The values shown in the table above are based on shares actually earned in the given year, valued at the closing market price of the Company’s common stock on the date vested: shares earned in 2004 vested on March 11, 2005, shares earned in 2003 vested on February 11, 2004; and shares earned in 2002 vested on February 12, 2003. The value of the full number of shares of restricted stock, performance shares, and cash units initially allocated, but unearned, to Messrs. Chiaraluce, Benoit, Marston, McQueen, and O’Neill and Ms. Westbrook was $140,695, $56,742, $28,609, $50,036, $50,036, and $50,036 in 2004; $135,937, $54,824, $27,641, $48,344, $48,344, and $48,344 respectively in 2003; $115,853, $52,970, $26,708 $46,709, $46,709, and $46,709 respectively in 2002. Pursuant to the Company’s Amended and Restated Performance Stock Program, Messrs. Chiaraluce, Benoit, and McQueen, and O’Neill, and Ms. Westbrook elected to defer 100%, 20%, 50%, 25% and 50% respectively for 2004, 2003, and 2002 awards. At December 31, 2004 and prior to partial vesting (due to meeting some but not all performance goals) on March 11, 2005, Mr. Chiaraluce owned 4,935 shares of restricted performance stock with an aggregate value of $133,097; Mr. Benoit owned 398 shares of restricted performance stock with an aggregate value of $10,734; Mr. Marston owned 120 shares of restricted performance stock with an aggregate value of $3,236; Mr. McQueen owned 878 shares of restricted performance stock with an aggregate value of $23,680; Mr. O’Neill owned 439 shares of restricted performance stock with an aggregate value of $11,840; and Ms. Westbrook owned 527 shares of performance stock and 175 shares of restricted stock with an aggregate value of $18,933. Dividends are paid on restricted stock.

(3)	The amounts shown represent stock options granted in each listed year. No stock options were granted to any of the Company’s named executive officers in 2004.

(4)	The amounts shown in the table represent the above-market portion of the interest accrued on the balances of the deferred compensation accounts maintained by the Company for each of Messrs. Chiaraluce, Benoit, and McQueen and Ms. Westbrook pursuant to the non-qualified salary deferral agreements entered into by the Company and each of such officers.

(5)	This amount includes Mr. Chiaraluce’s fees as a director of the Company.

(6)	This amount includes Mr. McQueen’s 2005 $8,000 consulting fee paid on 12/31/04. Mr. McQueen retired on 12/31/04.

Option Grants in Last Fiscal Year

     There were no stock options granted under the Company’s Performance Stock Program to the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information with respect to the individuals named in the Summary Compensation Table regarding options held as of December 31, 2004.

Value of
			Number of Securities	Unexercised In-
			Underlying	The Money Options At
	Shares		Unexercised Options	Fiscal Year-End
	Acquired	Value	at Fiscal Year End (#)	($) (1)
	on	Realized	Exercisable/	Exercisable/
Name	Exercise	($)	Unexercisable	Unexercisable
Marshall T. Chiaraluce	-0-	-0-	73,979 / 16,234	459,421 / 4,394
David C. Benoit	-0-	-0-	26,085 / 8,005	133,371 / 2,126
Thomas R. Marston	-0-	-0-	11,758 / 4,844	49,995/1,286
James R. McQueen	-0-	-0-	17,134 / 7,059	72,816/1,875
Terrance P. O’Neill	-0-	-0-	20,708 / 7,059	90,770/1,875
Maureen P. Westbrook	-0-	-0-	29,358 / 7,059	152,484 / 1,875

(1)	Based on the average of the high and low fair market value of the Company’s Common Stock as of December 31, 2004 ($26.53), less the exercise price of the option.

Retirement Plans

     All employees and officers of The Connecticut Water Company are entitled to participate in The Connecticut Water Company Employees’ Retirement Plan (the “Retirement Plan”), a non-contributory, qualified defined benefit plan. Retirement benefits are based on years of credited service and average annual earnings, which is defined to mean the highest average regular basic compensation received by an individual from the Company and The Connecticut Water Company during any 60 consecutive months. Retirement benefits under the Retirement Plan are not reduced by employees’ Social Security benefits. Contributions, which are actuarially determined, are made to the Retirement Plan by The Connecticut Water Company for the benefit of all employees covered by the Retirement Plan.

     The Internal Revenue Code of 1986, as amended (the “IRC”), imposes limits upon the amount of compensation that may be used in calculating retirement benefits and the maximum annual benefit that can be paid to a participant from a tax-qualified benefit plan. These limits affect the benefit calculation for certain individuals and effectively reduce their benefits under the Retirement Plan. In order to supplement Retirement Plan benefits, The Connecticut Water Company has entered into individual supplemental executive retirement agreements with certain executives, including all of the current and former executive officers named in the Summary Compensation Table. If the executive meets the age and any applicable service requirements under such an agreement, the annual retirement benefit payable will be equal to 60% of average annual earnings, as defined under the Retirement Plan but without the IRC compensation limit, offset by his or her benefit payable under the Retirement Plan. As of December 31, 2004, the estimated years of credited service under the Retirement Plan for Messrs. Chiaraluce, Benoit, and O’Neill were 13, 9, and 24, respectively, and for Ms. Westbrook 16 years.

     In the case of each of Mr. Chiaraluce and Mr. Benoit, the annual benefit amounts are reduced by benefits payable under the retirement plan of a prior employer. Mr. Chiaraluce’s supplemental executive retirement agreement provides an early retirement benefit if Mr. Chiaraluce retires from service to the Company at any age between 55 and 65. As of December 31, 2004, Mr. Chiaraluce was 62 years of age and thus had satisfied the age requirement necessary to entitle him to the payment of this benefit upon his retirement. If he had retired as of such date, Mr. Chiaraluce would have been entitled to a benefit of approximately $144,800 under his agreement.

     In December 2003, the Supplemental Executive Retirement Agreements of Messrs. Benoit, Chiaraluce, McQueen, O’Neill and Ms. Westbrook were amended to include in the definition of “Average Earnings”, for individuals retiring on or after age 62, the value of Performance Share Units, Performance Cash Units, and Restricted Stock awarded to such Executives under the Company’s Performance Stock Program. Also, the agreements between the Company and Mr. Benoit and Ms. Westbrook have been further amended to permit early retirement upon or after attainment of age 55 and prior to attainment of age 65, to align their agreements with those for Messrs. Chiaraluce, McQueen, and O’Neill.

     Mr. McQueen retired as the Company’s Senior Vice President, effective December 31, 2004. Under the Company’s Retirement Plan, Mr. McQueen will receive annual retirement benefits of $80,619 per year. Under his supplemental executive retirement agreement with the Company, Mr. McQueen will receive an additional $10,402 in annual benefits.

     Examples of the annual benefit payable under the Retirement Plan and the supplemental executive retirement agreements, based on a straight life annuity, are presented in the table below.

Highest Average Annual Compensation
During 60 Consecutive Months	Annual Benefit
$100,000	$60,000
125,000	75,000
160,000	96,000
170,000	102,000
200,000	120,000
225,000	135,000
250,000	150,000
275,000	165,000
300,000	180,000

Employment Contracts, Change-in-Control, and Termination Arrangements

     During May 2001, the Company and The Connecticut Water Company entered into Amended and Restated Employment agreements with Messrs. Chiaraluce, Benoit, and O’Neill and Ms. Westbrook. In December 2004, the Company and The Connecticut Water Company entered into an employment agreement with Mr. Marston. The intent of the agreements is to ensure continuity in the management of the Company in the event of a change in control of the Company. The agreements do not become effective until a change in control occurs (the “Effective Date”). A Change in Control is deemed to occur when (i) any person, other than the Company, The Connecticut Water Company or any employee benefit plan sponsored by the Company or The Connecticut Water Company, becomes the beneficial owner, directly or indirectly, of twenty (20%) percent or more of the common stock of the Company or The Connecticut Water Company; (ii) the stockholders of the Company or The Connecticut Water Company approve (A) any consolidation or merger of the Company or The Connecticut Water Company in which the Company or The Connecticut Water Company is not the continuing or surviving corporation (other than a consolidation or merger of the Company or The Connecticut Water Company in which holders of the common stock of the Company or The Connecticut Water Company have the same proportionate ownership of common stock of the surviving corporation) or pursuant to which the common stock of the Company or The Connecticut Water Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company or The Connecticut Water Company; (iii) there is a change in the majority of the Board of Directors of the Company or The Connecticut Water Company during a 24-month period, or (iv) the Board adopts a resolution to the effect that a change in control has occurred.

     As of the Effective Date, The Connecticut Water Company agrees to employ the executives for a continuously renewing three-year period commencing on the Effective Date. Compensation under the agreements is paid by The Connecticut Water Company and consists of (i) base salary, (ii) annual bonus, (iii) participation in incentive, savings and retirement plans and welfare plans applicable to executive employees, (iv) fringe benefits, (v) an office and support staff, and (vi) if the executive is employed on the date the Board approves a consolidation, merger, transfer of assets or other transaction described in clause (ii) of the definition of Change in Control above, a stay-on bonus equal to the executive’s then-current base salary, plus an amount equal to the target bonus under the “Officers Incentive Program” for the year in which such date occurs, payable in a lump sum, provided the executive is employed on the fifth day following the closing of such transaction. The stay-on bonus is also payable if the executive’s employment is terminated following such approval but prior to the fifth day following the closing of such transaction by the employer for any reason other than for cause, death or attainment of age 65, or if employment is terminated because of the executive’s disability or if the executive voluntarily terminates employment prior to such date for good reason.

     If the executive’s employment is terminated for cause or by reason of the executive’s death or attainment of age 65 or voluntarily by the executive other than for good reason, the obligations of The Connecticut Water Company under the agreements cease and the executive forfeits all rights to receive any compensation or other benefits under the agreement except compensation or benefits accrued or earned and vested by the executive as of the date of termination, including base salary through the date of termination and benefits payable under the terms of any qualified or nonqualified retirement or deferred compensation plans maintained by The Connecticut Water Company; provided, that if the executive’s employment is terminated by reason of the executive’s death, in addition to the preceding and any other death benefits which may become payable, base salary continues to be paid at the then current rate for a period of six months to the executive’s beneficiary or estate.

     If the executive’s employment is terminated for any reason other than cause, death or attainment of age 65, or if the executive’s employment is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the obligations of The Connecticut Water Company are, in addition to the stay-on bonus described above, payment or provision of: (i) a lump-sum payment in consideration of the executive’s covenants regarding confidential information and non-competition (the “Covenants”), in an amount determined by an independent expert to be the reasonable value of such Covenants as the termination date (the “Covenant Value”), but in no event greater than the aggregate value of the benefits provided in subparagraphs (ii) – (ix) below (the “Termination Benefits”); such Termination Benefits are to be offset by the Covenant Value, provided, however, that the executive may elect to receive any Termination Benefit that would be so offset, but in such event the Covenant Value will be reduced by the value of such Termination Benefit; (ii) an amount equal to three times the base salary of the executive plus three times the target bonus for the executive under the Officers Incentive Program for the year in which termination occurs, reduced by any amount payable under any applicable severance plan, payable over the three years following termination; (iii) the value of the aggregate amounts that would have been contributed on behalf of the executive under any qualified defined contribution retirement plan(s) then in effect, plus estimated earnings thereon had the executive continued to participate in such plan(s) for an additional three years; (iv) an amount equal to the difference between benefits which would have been payable to the executive under any deferred compensation agreement had the executive continued in the employ of The Connecticut Water Company for an additional three years and the benefits actually payable; (v) additional retirement benefits equal to the present value of the difference between the annual pension benefits that would have been payable to the executive under The Connecticut Water Company’s qualified defined benefit retirement plan and under any nonqualified supplemental executive retirement plan covering the executive had the executive continued to participate in such plan(s) for an additional three years and the benefits actually payable; (vi) if the executive’s employment is terminated by reason of disability, disability benefits at least equal to the most favorable of those provided by The Connecticut Water Company or the Company; (vii) all life, health, disability and similar welfare benefit plans and programs of The Connecticut Water Company for a period of three years, plus three additional years of credit for purposes of determining eligibility to participate in any such plan for retirees; (viii) three additional years of all other perquisites as the executive was receiving at the date of termination; and (ix) outplacement services for one year.

     In addition to the above, the executive will become fully vested in any form of non-cash compensation previously granted, such as previously-granted stock options, awards of shares of restricted stock, and performance share awards.

     In the event that any payment or benefit received or to be received by the executive under the agreement would be an “excess parachute payment”, as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then a “gross-up payment” will be made to the executive in the event that the benefits payable to the Executive under the Agreement are subject to the excise tax on excess parachute payments. The gross-up payment would compensate the executive for the initial twenty percent (20%) excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment. As a result of the gross-up payment, the executive will receive an after-tax amount equal to the amount the executive would have received under the agreement had no excise tax been payable.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for determining executive compensation and administering the Company’s 1994 and 2004 Performance Stock Programs.

Executive Compensation Principles

     The Company’s executive compensation plan is designed to align executive compensation with the Company’s and/or The Connecticut Water Company’s strategic business planning, which includes management initiatives and business financial performance. Through this process the Compensation Committee has established a program to:

•	Attract and retain key executives critical to the long-term success of the Company.

•	Reward executives for the accomplishment of strategic goals which reflect customer service and satisfaction as well as the enhancement of shareholder value.

•	Integrate compensation programs with both The Connecticut Water Company’s annual performance review and the Company’s and/or The Connecticut Water Company’s strategic planning and measuring processes.

•	Support a performance-oriented environment that rewards performance with respect to overall performance goals and performance on individual goals for each participant in the plan.

Executive Compensation Program

     The Company’s Compensation Program in 2004 consisted of two components: base salary and annual incentive compensation. Stock options are part of the 2004 Performance Stock Program; however, no stock options were granted in 2004. The annual compensation consists of a base salary and incentive compensation consists of any Common Stock performance shares, restricted shares, and cash units previously awarded through the 1994 Amended and Restated Performance Stock Program (the “1994 Program”) and currently awarded through the 2004 Performance Stock Program (the “2004 Program”). The Compensation Committee recommends a salary range and a level of salary for executive officers. The Compensation Committee determines the salary or salary range, incentive compensation and stock options based upon competitive norms from periodic studies of a peer group of other water companies. Actual salary changes are based upon such norms and upon performance. Incentive compensation was historically provided through the Company’s 1994 Program. (See footnote 1.) The Company’s current incentive compensation is provided through the 2004 Program, which is described in footnote 2.) The Compensation Committee also reviews and approves the participation of executive officers of The Connecticut Water Company under the 1994 and 2004 Programs and the granting of stock options under the 2004 Program. The Compensation Committee awards for 2004, based on the 2004 Strategic Plan and the 1994 Program, were made in December 2003 and vested on March 11, 2005. The Compensation Committee awards for 2005, based on the 2005 Strategic Plan and the 2004 Program, were made in

December 2004 and will vest in March 2006. The Compensation Committee also approves the award value of Performance Stock each year as a percentage of base salary and the basis for judging performance over the following year.

     Each year, the Committee determines the maximum incentive award for each participant, which is generally based on a percentage of the salary range midpoint for the participant. The Committee also establishes corporate and individual performance measures for the chief executive officer and other executive officers based upon strategic priorities for the purpose of determining the percentage of maximum incentive award a participant is entitled to receive. The Committee may also determine the relative weights to be given to corporate and individual goals.

     Performance awards for the years 1999 through 2004 were based on The Connecticut Water Company’s customer value rating and water quality measures, the Company’s return on equity, other service and financial measures, and other objective corporate goals. In 2004, the Company received a 90% rating on an independent customer service survey; total shareholder return was greater than comparable indices; water quality complaints per customer were 1.7 for every 1,000 customers; there were only 6 emergency main breaks per 100 miles of water main; 508 customers are serviced per equivalent employee—a key indicator of productivity; and a record revenue increase in the Company’s services and rentals segment. In addition to these indicators of performance, the executive team had ten shared strategic goals. Two of the goals could not be achieved within the 2004 year; however, eight other strategic goals were achieved.

(1)	The 1994 Performance Stock Program, Amended and Restated as of April 26, 2002, provides for an aggregate maximum of up to 700,000 shares of Common Stock of the Company to be issued as either stock option grants or awards of restricted stock to eligible employees. An award of a share of restricted stock is an award to a participant of a share of the Common Stock of the Company generally conditioned upon the attainment of performance goals established by the Compensation Committee for the performance period to which the award relates and the continued employment of the participant with the Company or any majority-owned subsidiary of the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to receive dividends, except that the participant does not have custody of the shares of Common Stock nor the right to transfer ownership of the shares during the performance period. Commencing with 1997 awards, the 1994 Program was amended to permit participants to defer income taxation of all or a portion of such restricted stock awards by electing instead to receive “performance shares” at the end of a chosen deferral period. Until the end of the deferral period, a participant holding performance shares has no rights as a shareholder of the Company. However, dividend equivalents are credited to such participant as additional performance shares. Since April 23, 1999, the 1994 Program authorized the Compensation Committee to also issue stock options to eligible employees. To date, options covering 345,285 shares have been issued under the 1994 Program. The 1994 Program terminated on April 22, 2004 and no future awards will be made under the 1994 Program.

(2)	The 2004 Performance Stock Program, approved by shareholders on April 23, 2004, provides for an aggregate maximum of up to 700,000 shares of Common Stock of the Company to be issued as either stock option grants or awards of restricted stock to eligible employees. An award of a share of restricted stock is an award to a participant of a share of the Common Stock of the Company generally conditioned upon the attainment of performance goals established by the Compensation Committee for the performance period to which the award relates and the continued employment of the participant with the Company or any majority-owned subsidiary of the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to receive dividends, except that the participant does not have custody of the shares of Common Stock nor the right to transfer ownership of the shares during the performance period. The 2004 Program permits participants to defer income taxation of all or a portion of such restricted stock awards by electing instead to receive “performance shares” at the end of a chosen deferral period. Until the end of the deferral period, a participant holding performance shares has no rights as a shareholder of the Company. However, dividend equivalents are credited to such participant as additional performance shares. The 2004 Program authorizes the Compensation Committee to also issue stock options to eligible employees. To date, no stock options have been issued under the 2004 Program.

     Awards granted as annual incentive compensation are payable in restricted shares of the Company’s Common Stock or, at the election of a participant, deferred “performance shares” or performance “cash units”. Any shares awarded are subject to certain transfer restrictions imposed by the Committee. Each executive has a threshold, target, and maximum incentive amount expressed as a percentage of the salary range midpoint. In 2004, these amounts were 15 percent, 30 percent, and 45 percent, respectively, of the salary midpoint for the chief executive officer, and 10 percent, 20 percent and 30 percent, respectively, for the other executive officers. The plan is intended to pay fully competitive annual cash compensation when performance against goals matches the target level.

     Based on a December 31, 2004 closing price for the Company’s Common Stock, the Committee awarded $79,670 to Mr. Chiaraluce; $34,002 to Mr. Benoit; $29,184 to Mr. McQueen; $29,853 to Mr. O’Neill, and $29,441 to Ms. Westbrook. Mr. Chiaraluce elected to receive his award in performance stock only; Mr. Benoit, Mr. McQueen, and Mr. O’Neill elected to receive their awards split between cash and performance stock; and Ms. Westbrook elected to receive her award in cash, restricted stock, and performance stock.

     At the end of each fiscal year, the Committee reviews a management report on results versus goals and meets with the chief executive officer to evaluate the performance of the other executive officers. The Committee also meets in the absence of the chief executive officer to evaluate his performance. This performance, expressed as a percentage with threshold (80%), expected (100%), and maximum probable (120%), is used in the determination of annual restricted stock amounts. The Committee has the authority to modify the mathematical results of applying the terms of the Program when the Committee, exercising sound business judgment, deems it prudent to do so.

     Also under the Company’s 2004 Program, the Committee has the authority to award incentive stock options and/or non-qualified stock options to executive officers and other key employees. The ability to grant a variety of awards enables the Committee to respond to changing strategic, competitive, regulatory, tax, and accounting forces in an efficient manner. Over time and through the use of the grant of awards, the Committee intends to grant options based on competitive norms and achieve the objective of having the executive officers and other senior management become significant shareholders of the Company so that their interests are aligned with the interests of the Company’s other shareholders.

     Executive officers may also participate in the Savings Plan (401(k)) of The Connecticut Water Company, as amended in August 2004, and other benefit plans generally available to all levels of salaried employees. Also, executive officers may elect to defer compensation under a non-qualified salary deferral plan.

     Certain executive officers may elect to defer compensation under non-qualified deferred compensation agreements entered into by the Company with each of Mr. Chiaraluce, Mr. Benoit, and Mr. McQueen and Ms. Westbrook (each, a “Deferred Compensation Agreement”). Each Deferred Compensation agreement permits the officer to elect to defer, prior to the beginning of each calendar year, an amount up to 12% of their annual cash salary. Such salary deferral amounts are credited to a deferred compensation account maintained by the Company on behalf of the officer. Amounts deferred to the account are credited with interest paid by the Company on a semi-annual basis at an interest rate equal to Moody’s AAA Corporate Bond Yield Average rate, plus an additional 1 1/2%- 3%. Compensation deferred under the Deferred Compensation Agreement, plus all accrued interest, shall be paid to each officer (or to the officer’s designated beneficiary) upon termination of employment by the Company either in the form of an annual annuity payment, or a lump sum payment if determined by the Committee. If the officer is terminated for “cause” as defined in the Deferred Compensation Agreement, the officer shall be entitled only to a return of amount deferred without payment of accrued interest.

Chief Executive Officer Compensation

     The Compensation Committee determined the compensation for 2004 of Mr. Chiaraluce, the Chief Executive Officer (“CEO”), based upon a number of factors and criteria, including a review of the total compensation package of chief executive officers from a peer group of publicly-traded water utilities. On a regular basis, the Committee hires an outside consultant to prepare comparisons of executive compensation at companies with similar market value to the Company’s. The Compensation Committee reviews the CEO’s performance in December, following the Board’s Strategic Planning Committee’s review of the results of the current year’s strategic initiatives. The Committee noted the continued significant and steady increases in overall Company performance, such as total shareholder return and customer satisfaction, during 2004 and Mr. Chiaraluce’s 14 years of successful leadership as the Company’s President.

     In addition to overall Company performance, Mr. Chiaraluce, along with his executive team, satisfied 8 out of 10 strategic goals for 2004 related to cost reduction, growth of the contract business, and ensuring future water supplies. Two of the goals were not achieved as planned within the 2004 timeframe. As a result, Mr. Chiaraluce was awarded 60% of the Common Stock allocated to him under the 1994 Performance Stock Program in 2004, or 2,954 of 4,935 shares, originally allocated based upon his actual performance as measured against pre-established objectives identified by the Committee. Mr. Chiaraluce did not receive stock option grants in 2004.

COMPENSATION COMMITTEE

Robert F. Neal, Chairman
Marcia L. Hincks
David A. Lentini
Donald B. Wilbur

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return for each of the years 1999 — 2004 on the Company’s Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total shareholder return of companies in the Standard & Poor’s 500 Index and the Standard & Poor’s 500 Utilities Index.

	1999	2000	2001	2002	2003	2004

Connecticut Water Service, Inc.	$100	99.76	149.28	131.32	148.32	146.58

Standard & Poor’s 500 Index	$100	90.90	80.09	62.39	80.20	89.03

Standard & Poor’s 500 Utilities Index	$100	157.19	109.34	76.54	96.64	120.11

(Source: Standard & Poor’s Institutional Market Service)

Other Matters

     The Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion on such matters.

REQUIREMENTS AND DEADLINES FOR PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS

     For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an annual meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the Main Offices of the Company, 93 West Main Street, Clinton, CT 06413, no later than the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, which date for purposes of the 2006 Annual Meeting of Shareholders is

January 11, 2006. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

     In addition, shareholder proposals intended to be presented at the Annual Meeting of Shareholders in 2006 must be received by the Company no later than November 24, 2005 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2006 Annual Meeting of Shareholders.

Michele G. DiAcri
Corporate Secretary

March 31, 2005

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2004 Annual Report on Form 10-K to be filed by the Company, including the financial statements and schedules, but without exhibits, will be mailed to any shareholder upon written request without charge. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 1-800-428-3985, ext. 3015, by e-mail @mdiacri@ctwater.com, or by mail to Michele G. DiAcri, Corporate Secretary, Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413.

Appendix A

CONNECTICUT WATER SERVICE, INC.

Charter of the Audit Committee of the Board of Directors

I. Policy of Audit Committee

The primary function of the Audit Committee is to assist the Connecticut Water Service, Inc. (the Company) Board of Directors in fulfilling its oversight responsibilities to the shareholders, the investment community, and other constituencies by reviewing the financial reports and other financial information provided by the Company to the public; the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Company’s accounting and financial reporting processes, generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

▪	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

▪	Appoint, compensate, and oversee the work of any registered independent public auditing firm (the “independent auditors”) employed by the Company; and

▪	Assure that an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors exists.

The Committee has the authority to act on any matter, including reports of Company audit misconduct, brought to its attention with full access to all books, records, facilities, and personnel of the Company. (See Exhibit A, excerpt from Company Code of Conduct.)

The Committee has the authority to retain outside counsel or other experts in the exercise of its responsibilities. The Company grants to the Committee the appropriate funding, as determined by the Committee, for compensating such advisors as well as the independent auditing firm for its audit services.

II. Composition of the Committee

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall (a) satisfy the independence requirements of the Nasdaq Stock Market, Inc., the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission, and (b) be free from any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment to the Committee. To the extent reasonably feasible, at least one member of the Audit Committee shall qualify as a “financial expert” as defined by the SEC, as determined by the Board of Directors. If the Committee does not have such a financial expert, the Company must disclose in its periodic reports the reason why not.

The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

The Audit Committee shall meet at least two times annually, and shall also meet not less than two days prior to the date on which the Company proposes to issue a press release with its quarterly or annual earnings information. As part of its responsibilities to foster open communication, the Committee should meet at least annually with management and with the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review this Charter at least annually, reassess the adequacy of this charter as a result of the adoption of new laws or regulations, and recommend any proposed changes to the Board of Directors.

2. Issue an Audit Committee report in the annual proxy statement indicating:

a)	that the Committee has reviewed and discussed the financial statements with management;

b)	that the Committee has discussed the items required by Statement of Auditing Standards (SAS 61) with the independent auditors;

c)	that the Committee has received the written report from its independent auditors required by Independent Standards Board (ISB)1 and has discussed the auditors’ independence; and

d)	that, based on the items in a.)-c), the Committee recommended to the Board of Directors of Connecticut Water Service, Inc., that the audited financial statements be included in the Annual Report or Form 10-K of Connecticut Water Service, Inc.

3.	Disclose in the annual proxy statement of Connecticut Water Service, Inc. whether the Committee has a charter and include a copy of the charter at least once every three years in the annual proxy statement.

4.	Disclose in the annual proxy statement of Connecticut Water Service, Inc. the independence of the members of the Committee.

5.	Discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards. The Chair may represent the Committee for purposes of this review.

6.	Review the interim financial statements with management and the independent auditors as part of the certification of the CEO/CFO of such financial statements and review the filing of each of the Company’s quarterly reports on Form 10-Q.

7.	Review with management and the independent auditors the Company’s annual financial statements included in the Annual Report of Connecticut Water Service, Inc., the Form 10-K, and the proxy statements, including any certification, report, opinion, or review rendered by the independent auditors. The review includes the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

8.	Review with the independent auditors and management (a) the adequacy and effectiveness of internal controls as required by Section 404 of the Sarbanes Oxley Act (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditors or management), accounting practices, and disclosure controls and procedures (and management reports thereon) of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action as deemed appropriate.

9.	Review the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters that may be submitted by any party to the Company.

10.	Review its effectiveness at least annually.

Independent Auditors

11.	Appoint, compensate, and oversee the work of any independent auditors employed by the Company (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company’s independent auditors shall report directly to the Audit Committee. The Audit Committee shall approve in advance any audit services, fees, and any permissible non-audit service provided by the independent auditors.

12.	Recommend to the Board of Directors the selection of the independent auditors, considering independence, effectiveness and fees to be paid to the independent auditors. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships the auditors may have with the Company to determine the auditors’ independence, and obtain the written report required by ISB 1.

13.	Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant

14.	Review audit partner rotation and concurring partner rotation to ensure that the audit partner having primary responsibility for the Company’s audit rotates his/her position every five years.

15.	Periodically, and at least annually, consult with the independent auditors, out of the presence of management, about internal controls and the completeness and accuracy of the Company’s financial statements.

Financial Reporting Processes

16.	In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

17.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

18.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

Process Improvement

19.	Establish regular separate systems of reporting to the Audit Committee by each of management, the independent auditors and consultants (if applicable) regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

20.	Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

21.	Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

22.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

23.	Review with the Company’s counsel legal matters, including legal compliance, corporate securities trading policies, or any other matter that could have a significant impact on the Company’s financial statements.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Exhibit A

Excerpt from the Company’s Code of Conduct

Code of Conduct Violations and Company Audit Misconduct

Each employee has a responsibility to report any activity which appears to violate laws, regulations (including misconduct related to the preparation, issuance, and disclosure of financial information), policies, and this Code of Conduct.

If you report a violation, please provide the time, location, names of people involved, and other details so that either the Human Resources Department or the Chair of the Audit Committee can investigate. You can report anonymously—you are not required to provide your name. You may call or send a confidential note to

Michele DiAcri
Ethics and Corporate Compliance Officer
Connecticut Water Service, Inc.
93 West Main Street
Clinton, CT 06413
1-800-428-3985, ext. 3015

DIRECTIONS
Connecticut Water Service, Inc.
Annual Meeting of Shareholders
Wednesday, May 11, 2005
Meeting at 2:00 PM ▪ Doors Open at 1:30 PM

IF YOU PLAN TO ATTEND THE MEETING,
PLEASE CALL 1.800.428.3985, Ext. 3012

From HARTFORD: Take 1-84 West to Exit 16. Take a Right at the end of the ramp. The Hotel will be on the right just past the Mobil Station.

From NEW HAVEN: Route 34 to Route 8 North. Proceed to Exit 21. Take a left onto Route 67 to Route 188 North. Follow Route 188 for 3 Miles. The Hotel will be on the right just past the Mobil Station. OR Take Route 63 to Route 67 through Oxford into Southbury. Take a Right onto Route 188. Follow for 3 Miles. The Hotel will be on the right just past the Mobil Station.

From CLINTON AND SHORELINE AREA: Take Route 9 North to 691 West to I-84 West to Exit 16. Take a right at the end of the ramp. The Hotel will be on the right just past the Mobil Station.

From BOSTON: Take the Massachusetts Turnpike to 1-84 West through Hartford to Exit 16. Take a right at the end of the ramp. The Hotel will be on the right just past the Mobil Station.

From STAMFORD AND GREENWICH: Take Merritt Parkway East to Route 7. Proceed North on Route 7 to 1-84 East to Exit 16. Take a right at the end of the ramp. The Hotel will be on the right just past the Mobil Station. OR Take 1-95 North to Route 8 to 1-84 West to Exit 16. Take a right at the end of the Ramp. The Hotel will be on the right just past the Mobil Station.

From THE WESTCHESTER AREA: Take 1-684 North to 1-84 East to Exit 16. Take a right at the end of the ramp. The Hotel will be on the right just past the Mobil Station.

Hilton Southbury
1284 Strongtown Road ▪ Southbury, Connecticut 06488 ▪ Tel: 203.598.7600

The Board of Directors recommends a vote “FOR” all nominees and “FOR” Proposals 2.	Please mark as indicated in this example	☒

		For	Withhold All	For All Except
1.	For election of Directors:	☐	☐	☐

(01) Mary Ann Hanley
(02) Mark G. Kachur
(03) Ronald D. Lengyel
(04) David A. Lentini

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this Proxy card in the box below.		Date

Sign above

		For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2005.	☐	☐	☐

Mark here if you plan to attend the meeting				☐

Mark here for address change and note change				☐

Address Change:

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title.

* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

é FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL é

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., May 11, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3:00 a.m., May 11, 2005.	3:00 a.m., May 11, 2005 go to
1-866-874-4878	https://www.proxyvotenow.com/ctw

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

INSTRUCTION CARD

CONNECTICUT WATER SERVICE, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 11, 2005
2:00 PM local time

     The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints Marshall T. Chiaraluce, David C. Benoit, Michele G. DiAcri, and Thomas R. Marston, or any one of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock and Preferred A Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Connecticut Water Service, Inc. to be held at the Hilton Southbury, 1284 Strongtown Road, Southbury, Connecticut, May 11, 2005, 2:00 PM, and at any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê FOLD AND DETACH HERE ê

CONNECTICUT WATER SERVICE, INC. – ANNUAL MEETING, MAY 11, 2005

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:
https://proxyvotenow.com/ctw

You can provide your instructions to vote in one of three ways:

1.	Call toll free 1-866-874-4878 on a Touch-Tone Phone anytime prior to 3:00 a.m. May 11, 2005. There is NO CHARGE to you for this call.

or

2.	Via the Internet at www.proxyvotenow.com/ctw.

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Printed on recycled paper

The Board of Directors recommends a vote “FOR” all nominees and “FOR” Proposal 2.	Please mark as indicated in this example	☒

		For	Withhold All	For All Except
1.	For election of Directors:	☐	☐	☐

(01) Mary Ann Hanley
(02) Mark G. Kachur
(03) Ronald D. Lengyel
(04) David A. Lentini

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this instruction card in the box below.		Date

Sign above

4
0
1
k

		For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2005.	☐	☐	☐

Mark here if you plan to attend the meeting				☐

Mark here for address change and note change				☐

Address Change:

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title.

* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

é FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL é

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., May 10, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3:00 a.m., May 11, 2005.	3:00 a.m., May 11, 2005, go to
1-866-874-4878	https://www.proxyvotenow.com/ctw

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS : Access at https://www.proxyvotenow.com/ctw

Your vote is important!

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	CONNECTICUT WATER SERVICE, INC.

Proxy for Annual Meeting of Shareholders
Wednesday, May 11, 2005

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints Marshall T. Chiaraluce, David C. Benoit, Michele G. DiAcri, and Thomas R. Marston, or any one of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock and Preferred A Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Connecticut Water Service, Inc. to be held at the Hilton Southbury, 1284 Strongtown Road, Southbury, Connecticut, May 11, 2005, at 2:00 pm, and at any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

		For	With- hold	For All Except
1.	For election of Directors:	☐	☐	☐

Mary Ann Hanley
Mark G. Kachur
Ronald D. Lengyel
David A Lentini

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.

		For	Against	Abstain
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP as independent auditors for the year ending December 31, 2005.	☐	☐	☐

If no choice is indicated, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR Proposal 2. The stockholder’s signature should be exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by the President or other authorized officer.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING				☐

é Detach above card, sign, date and mail in postage paid envelope provided. é

CONNECTICUT WATER SERVICE, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.